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                                                                   EXHIBIT 23.01

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the use in Intuit Inc.'s Current Reports on Form 8-K/A dated June 14, 1999 of our report dated April 1, 1999 relating to the December 31, 1998 financial statements of Computing Resources, Inc.


/s/ PRICEWATERHOUSECOOPERS LLP

Sacramento, California
June 14, 1999